EXHIBIT 13.1



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 6-K

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

                          Report of Foreign Issuer
                    Pursuant to Rule 13a-16 or 15d-16 of
                    the Securities Exchange Act of 1934

For the Coupon Period ending July 20, 1998

               Westpac Securitisation Management Pty Limited
               ---------------------------------------------
              (Translation of registrant's name into English)

           Level 4, 60 Martin Place, Sydney, NSW 2000, Australia
           -----------------------------------------------------
                  (Address of principal executive offices)

     Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                 Form 20-F  __X__       Form 40-F  _______

     Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                      Yes  ______           No   __X__

     If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-___________.





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

                     NOTEHOLDERS REPORT -SERIES 1998-1G


Date of Report - Determination Date                           14-Jul-98
Housing Loan Collection Period                                07-May-98                    to                        09-Jul-98
                                                             (inclusive)                                            (inclusive)
Days in Collection Period                                         64
Coupon Period                                                 10-Jun-98                    to                        20-Jul-98
                                                             (inclusive)                                            (inclusive)
Days in Coupon Period                                             40
3-month BBSW at beginning of coupon period                     5.6780%             3-month USD-LIBOR                 5.66507%
Foreign Exchange Rate                                       0.62354525564
SUMMARY PAGE
Available Income                                                  26,753,018.38
Total Available Funds                                             33,829,250.09
Accrued Interest Adjustment                                       18,593,060.04
Redraws Made This Period                                          11,056,120.00
Redraw Shortfall                                                           0.00
Redraw Facility Draw                                                       0.00
RFS Issued This Period                                                     0.00
Trust Expenses                                                       546,892.35
Total Payments                                                    33,829,250.09
Payment Shortfall                                                  7,076,231.71
Principal Draw This Period                                         7,076,231.71
Total Principal Draws Outstanding                                  7,076,231.71
Gross Principal Collections                                      100,087,523.39
Principal Collections                                             89,031,403.39
Excess Available Income                                                    0.00
Excess Collections Distribution                                            0.00
Liquidity Shortfall                                                        0.00
Liquidity Net Draw / (Repayment) this period                               0.00
Remaining Liquidity Shortfall                                              0.00
Liquidation Loss                                                           0.00
Principal Charge Offs                                                      0.00
Prepayment Benefit Shortfall                                               0.00
Average Daily Balance for Qtr                                  2,191,068,497.72
Subordinated Percentage                                                 2.2687%
Initial Subordinated Percentage                                         2.3000%
Quarterly Percentage                                                     0.000%
                 Reuters information                      Principal/100,000          Coupon/100,000
                                Class A          0.00                3,722.7915                 645.0078
                                Class B          0.00                    0.0000                 658.8967
Stated Amount - AUD Equivalent                                Percentage            Forex Percentage                Chargeoffs
                    Class A          2,119,488,889.66                 97.73127%                   1.0000
                  Class B               51,800,570.54                  2.26873%

                 TOTAL               2,171,289,460.20                100.00000%               100.00000%

Stated Amount - USD                                                                   Bond Factor
                    Class A          1,321,597,241.52                                          0.9627721                   0.00
                  Class B               32,300,000.00                                          1.0000000                   0.00

                TOTAL                1,353,897,241.52                                          0.9636279                   0.00


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


                                WST 1998-1G
                           DELINQUENCY STATISTICS

                                    Collection Period Ended:                    09-Jul-98

-----------------------------------------------------------------------------------------------------------------------
                         Number            Current Balance             Installment         % by             % by
                        of Loans            Outstanding $A             Amount $A           Number           Balance
-----------------------------------------------------------------------------------------------------------------------
    Current                19,201                   2,010,587.906          14,986,160           93.31%           92.90%
    1-29 Days               1,299                     145,025,895           1,163,214            6.31%            6.70%

    20-59 Days                 68                       7,429,754              54,247            0.33%            0.35%

    60-89 Days                  9                       1,139,773               8,414            0.04%            0.05%

    90-119                      1                          29,901                 202            0.00%            0.00%
    Days

    120-149                                                                                      0.00%            0.00%
    Days

    150-179                                                                                      0.00%            0.00%
    Days

    180+ Days                                                                                     0.00%           0.00%
-----------------------------------------------------------------------------------------------------------------------
    Total                  20,578                   2,164,213,229           16,212,23          100.00%          100.00%
-----------------------------------------------------------------------------------------------------------------------



                                                 $A
    Scheduled Principal                     7,830,009.47
    Unscheduled Principal                  80,722,772.05
                                           -------------
    Excess received at settlement             478,622.00
                                           -------------
    Principal Collections                  89,031,403.52

    Fixed Interest Rate Housing Loan        358,469,344
    Variable Rate Housing Loans           1,805,743,885
                                        ---------------
                                          2,164,213,229
                                        ---------------



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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Series 1998-1G WST Trust, by the undersigned, thereunto duly authorized.


                              Westpac Securitisation Management Pty Limited,
                              as Trust Manager for the Series 1998-1G WST Trust,
                              -------------------------------------------------
                              (Registrant)



Dated: August 5, 1998         By:           /s/ Lewis E. Love
                                    -------------------------------
                                Name:       Lewis E. Love
                                Title:      Secretary







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